Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Feb-97            28-Feb-97
Distribution Date:    17-Mar-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $10,932,118.76     $28.03061972
          Class B Certificate Amount     $515,126.02     $28.02949287

(ii)  Interest Distribution
          Class A Certificate Amount   $1,289,538.60      $3.30645568
          Class B Certificate Amount      $62,237.60      $3.38652737

(iii)  Servicing Fee                     $217,791.29      $0.53329984

(iv)  Class A Certificate Balance
         (after principal distributions)              $238,655,997.82
        Class A Pool Factor
         (after principal distributions)                    0.6119285
        Class B Certificate Balance
         (after principal distributions)               $11,246,309.57
        Class B Pool Factor
         (after principal distributions)                    0.6119441

(v)  Total Pool Balance
         (end of Collection Period)                   $249,902,307.26

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $676,420.18    $5,598,374.29
         Liquidation Proceeds            $304,758.55    $2,148,005.11
         Aggregate Net Losses            $371,661.63    $3,450,369.18

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)          $9,996,092.29

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)       $9,996,092.29